UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2017

AMERICAN PARAMOUNT GOLD CORP.
  (Exact name of registrant as specified in its charter)

Nevada	000-55873	20-5243308
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1878 Camino Verde Lane, Las Vegas, NV		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (855) 462-8882

N/A
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On December 5, 2017, the Company issued 300,000 common shares to an unrelated party for total proceeds of $30,000.

AMERICAN PARAMOUNT GOLD CORP.

/s/ Ronald Loudoun
Ronald Loudoun
Director

January 10, 2018

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